Exhibit 10.2

Execution Version

Blackstone Tactical Opportunities Fund II L.P.

c/o The Blackstone Group L.P.
345 Park Avenue
New York, New York 10154

May 24, 2017

CF Corporation

1701 Village Center Circle

Las Vegas, Nevada 89134

Ladies and Gentlemen:

This letter (the “Letter Agreement”) sets forth the commitment of Blackstone Tactical Opportunities Fund II L.P. (“Sponsor”), on the terms and subject to the conditions described below, to purchase, or cause the purchase of, the equity of CF Corporation, a Cayman Islands exempted corporation (“CF Corp”). It is contemplated that, upon the terms and subject to the conditions set forth in the Share Purchase Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Share Purchase Agreement”) entered into concurrently herewith by and among HRG Group, Inc., a Delaware corporation (“Halo”), Front Street Re (Delaware) Ltd., a Delaware corporation and a wholly owned indirect subsidiary of Halo (“Seller”), FGL US Holdings Inc., a Delaware corporation (“Buyer”), CF Corp, Front Street Re (Cayman) Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“Cayman Co”) and Front Street Re Ltd., an exempted company incorporated in Bermuda with limited liability (“Bermuda Co”), Buyer will acquire Cayman Co and Bermuda Co. Each capitalized term used but not defined in this Letter Agreement will have the meaning ascribed to it in the Share Purchase Agreement, except as otherwise provided below.

1.          Commitment.

(a)          Sponsor hereby commits, on the terms and subject to the conditions set forth in this Letter Agreement, at the Closing, to purchase, or cause the purchase of, equity of CF Corp for an aggregate cash purchase price of $8,000,000 (the “Commitment”), solely for the purpose of allowing Buyer to pay the Closing Date Purchase Price, the Transaction Expenses and costs and expenses (including fees and expenses payable to Representatives) incurred by Buyer in connection with the Share Purchase Agreement and the transactions contemplated thereby. Sponsor will not, under any circumstances, be obligated to contribute more than the Commitment to CF Corp; provided, that the foregoing shall not limit the obligations under (i) the Forward Purchase Agreement among CF Corp, CFS Holdings (Cayman), L.P. and CF Capital Growth, LLC, (ii) the Equity Commitment Letter between CF Corp and GSO Fund and (iii) the Equity Commitment Letter among Sponsor, Fidelity National Financial, Inc. and CF Corp.

(b)          Sponsor may effect the purchase of the equity of CF Corp directly or indirectly through one or more affiliated entities or other co-investors designated by it; however, no such action will reduce the amount of the Commitment or otherwise affect the obligations of Sponsor under this Letter Agreement. In the event that CF Corp does not require all of the equity with respect to which Sponsor has made this Commitment in order to pay the Closing Date Purchase Price and the Transaction Expenses, the amount to be funded under this Letter Agreement may be reduced as determined by Sponsor.

(c)          The obligation of Sponsor to fund or cause the funding of the Commitment shall be subject to (i) the satisfaction (or waiver by Buyer) of the conditions set forth in Section 8.01(a) and (b) of the Share Purchase Agreement (other than those conditions that by their terms are to be satisfied at the Closing) and (ii) the substantially concurrent consummation of the Closing in accordance with the terms of the Share Purchase Agreement.

2.          Enforceability. This Letter Agreement may only be enforced by CF Corp at the direction of Sponsor, and nothing set forth in this Letter Agreement shall be construed to confer upon or give to Seller or any other Person (including CF Corp’s and Seller’s direct and indirect creditors), other than the parties hereto and their respective successors and permitted assigns, any rights to enforce the Commitment or to cause CF Corp to enforce the Commitment. Notwithstanding anything to the contrary in this Letter Agreement, if Seller is entitled to specific performance in accordance with Section 11.12 of the Share Purchase Agreement to cause the Closing to occur, Seller may enforce CF Corp’s right to cause the Commitment to be funded (solely to the extent that CF Corp can enforce the Commitment in accordance with the terms hereof) without the direction of Sponsor, and in such event and solely to such extent Seller will be a third party beneficiary of CF Corp’s rights under this Letter Agreement. The exercise by CF Corp or Seller of any right to enforce this Letter Agreement does not give rise to any other remedies, monetary or otherwise. Whether or not Seller is entitled to enforce the Commitment in accordance with this Section 2, in the event the Commitment is not funded in accordance with the terms of this Letter Agreement, neither CF Corp, Seller, nor any other Person shall have, and no Person is intended to have, any right of recovery against Sponsor in respect of any liabilities or obligations arising under, or in connection with, this Letter Agreement or the Share Purchase Agreement (including in the event CF Corp breaches its obligations under the Share Purchase Agreement and whether or not CF Corp’s breach is caused by Sponsor’s breach of its obligations under this Letter Agreement), except to the extent expressly set forth in this Section 2.

3.          No Modification; Entire Agreement. This Letter Agreement may not be amended or otherwise modified without the prior written consent of CF Corp and Sponsor. Any such amendment shall be subject to Seller’s written consent to the extent required under the Share Purchase Agreement. This Letter Agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between Sponsor or any of its Affiliates, on the one hand, and CF Corp or any of its Affiliates, on the other, with respect to the transactions contemplated hereby (other than the Share Purchase Agreement, the Information Letter Agreement by and among Sponsor, CF Corp and Seller (the “Blackstone Information Letter Agreement”), the Equity Commitment Letter between CF Corp and GSO Fund, the Equity Commitment Letter among Sponsor, Fidelity National Financial, Inc. and CF Corp, the Forward Purchase Agreement among CF Corp, CFS Holdings (Cayman), L.P. and CF Capital Growth, LLC and the other agreements expressly referred to herein or therein as being entered into in connection with the Share Purchase Agreement).

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4.          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial

(a)          This Letter Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relating to this Letter Agreement or the negotiation, execution or performance of this Letter Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Letter Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.

(b)           Each of the parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (“Delaware Courts”), and any appellate court from any decision thereof, in any Action arising out of or relating to this Letter Agreement, including the negotiation, execution or performance of this Letter Agreement and agrees that all claims in respect of any such Action shall be heard and determined in the Delaware Courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Letter Agreement or the negotiation, execution or performance of this Letter Agreement in the Delaware Courts, including any objection based on its place of incorporation or domicile, (iii) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (iv) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(c)          EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (I) NEITHER THE OTHER PARTIES NOR THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 4(C). ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS LETTER AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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5.          Counterparts. This Letter Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission in “portable document format”), and all such counterparts shall together constitute one and the same agreement.

6.          No Third Party Beneficiaries. Except as set forth in Sections 2 and 9, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto and its successors and permitted assigns, in accordance with and subject to the terms of this Letter Agreement, and nothing in this Letter Agreement, express or implied, is intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder or any rights under this Letter Agreement; provided, however, that in addition to Section 2, Seller is hereby made a third party beneficiary of this Section 6, the second sentence of Section 3, Section 10 and the first sentence of Section 13.

7.          Confidentiality. This Letter Agreement is being provided to CF Corp solely in connection with the Share Purchase Agreement. This Letter Agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of Sponsor; provided, that no such written consent shall be required (a) for any disclosure of the existence or terms of this agreement to the parties to the Share Purchase Agreement or their representatives or advisors with a need to know in connection with the transactions contemplated by the Share Purchase Agreement, (b) to the extent required by Applicable Law, the applicable rules of any national securities exchange or if required or requested in connection with any required filing or notice with any Governmental Authority relating to the transactions contemplated by the Share Purchase Agreement or (c) to enforce the rights and remedies under this Letter Agreement.

8.          Termination. The obligation of Sponsor to fund the Commitments will terminate automatically and immediately upon the earliest to occur of (a) the Closing (at which time the obligation shall be discharged), (b) the termination of the Share Purchase Agreement in accordance with its terms and (c) Seller or any of its Affiliates or Representatives asserting any claim against Sponsor in connection with the Share Purchase Agreement or any of the transactions contemplated hereby or thereby (other than any claim relating to a breach or seeking to prevent a breach of the Blackstone Information Letter Agreement or the Confidentiality Agreement, any claim under the Limited Guaranty of Sponsor guaranteeing certain obligations of CF Corp and Buyer under the Share Purchase Agreement, any claim under the Limited Guaranty of the GSO Guarantors, dated as of the date hereof, in favor of Seller, whereby the GSO Guarantors have guaranteed certain obligations of CF Corp and Buyer under the Share Purchase Agreement or any claim by Seller seeking an injunction or other specific performance (i) against CF Corp or Buyer under the Share Purchase Agreement, (ii) against Sponsor under this Letter Agreement as contemplated by Section 2 hereof, (iii) against CFS Holdings (Cayman), L.P. under the Forward Purchase Agreement among CF Corp, CFS Holdings (Cayman), L.P. and CF Capital Growth, LLC, (iv) against GSO Fund under the Equity Commitment Letter between GSO Fund and CF Corp or (v) against Sponsor under the Equity Commitment Letter among Sponsor, Fidelity National Financial, Inc. and CF Corp). For the avoidance of doubt, nothing in this Letter Agreement shall be deemed to limit the ability of Seller to bring claims against CF Corp or Buyer under the Share Purchase Agreement (and the obligations of Sponsor to fund the Commitments will not terminate as a result of any such claim).

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9.          No Recourse. Notwithstanding anything that may be expressed or implied in this Letter Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Letter Agreement, CF Corp covenants, agrees and acknowledges that no Person other than Sponsor has any liabilities, obligations or commitments of any nature (whether known or unknown, whether due or to become due, absolute, contingent or otherwise) hereunder and that, notwithstanding that Sponsor or its general partner (and any assignee permitted under Section 13 hereof) may be a limited partnership or limited liability company, CF Corp has no right of recovery under this Letter Agreement or under any document or instrument delivered in connection herewith, or any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, this Letter Agreement, the transactions contemplated hereby or in respect of any oral representation made or alleged to be made in connection herewith, against, and no personal liability whatsoever shall attach to, be imposed upon or otherwise be incurred by the former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates (other than any assignee permitted under Section 13 hereof), members, managers or general or limited partners of any of Sponsor, CF Corp or Buyer or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate (other than any assignee permitted under Section 13 hereof) or agent of any of the foregoing (collectively, but not including Sponsor, CF Corp, Buyer, CFS Holdings (Cayman), L.P., GSO Fund or the GSO Guarantors, the “Non-Recourse Parties”), whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of Applicable Law, or otherwise. Notwithstanding any exercise or right to exercise its enforcement rights in accordance with Section 2 hereof, Seller is subject to this Section 9 to the same extent that CF Corp is.

10.        Representations. Sponsor hereby represents and warrants to CF Corp and Seller that:

(a)          (i) Sponsor has the financial capacity to pay and perform its obligations under this Letter Agreement, and that all funds necessary for Sponsor to fulfill its obligations under the Letter Agreement shall be available to Sponsor for so long as this Letter Agreement shall remain in effect, (ii) to the extent (if any) that its governing documents limit the amount it may commit to any one investment, the Commitments are less than the maximum amount that it is permitted to invest in any one investment pursuant to the terms of such governing documents and (iii) it has an aggregate of uncalled capital commitments in excess of the Commitments.

(b)          Sponsor is duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation or organization.

(c)          Sponsor has all necessary power and authority to execute and deliver this Letter Agreement and to perform its obligations hereunder. The execution and delivery by Sponsor of this Letter Agreement, and the performance by Sponsor of its obligations hereunder, have been duly authorized by all necessary action, and no other proceedings on the part of Sponsor are necessary to authorize this Letter Agreement or to performance by Sponsor of its obligations hereunder. This Letter Agreement has been duly executed and delivered by Sponsor and, assuming the due authorization, execution and delivery by CF Corp, constitutes a legal, valid and binding obligation of Sponsor enforceable against Sponsor in accordance with its terms.

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(d)          The execution and delivery of this Letter Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or violate any provision of the organizational documents of Sponsor, (ii) assuming that all consents, approvals, authorizations and waivers contemplated by Section 10(e) have been obtained, and all filings described therein have been made, conflict with or violate any Applicable Law applicable to Sponsor or by which any property or asset of Sponsor is bound or affected, (iii) require any consent or other action by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, or result in the loss of any right or benefit to which Sponsor is entitled under, any contract to which Sponsor is a party or by which Sponsor, or any property or asset of Sponsor, is bound or affected or (iv) result (immediately or with notice or lapse of time or both) in the creation of a Lien on any property or asset of Sponsor, except in the case of clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the ability of Sponsor to perform its obligations hereunder.

(e)          (i) The execution and delivery of this Letter Agreement by Sponsor does not, and (ii) the performance by Sponsor of its obligations hereunder will not, require any action, consent, approval, authorization, waiver or permit of, or filing with or notification to, or registration or qualification with, any Governmental Authority, except in the case of clause (ii) for consents, approvals, authorizations and waivers contemplated by Section 3.04 of the Share Purchase Agreement.

11.        Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Letter Agreement.

12.        Severability. If any provision of this Letter Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Notwithstanding the foregoing, the parties intend that the remedies and limitations thereon contained in this Letter Agreement, including Section 10, be construed as an integral provision of this Letter Agreement and that such remedies and limitations shall not be severable in any manner that increases liability or obligations hereunder of either party hereto or of Sponsor or of any Non-Recourse Party.

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13.        Assignment. Neither this Letter Agreement nor any of the rights, interests or obligations under this Letter Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties and Seller. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

[Signature Page Follows]

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Sincerely,

BLACKSTONE TACTICAL OPPORTUNITIES FUND II L.P.

By:	/s/ Menes O. Chee
Name:	Menes O. Chee
Title:	Senior Managing Director

Agreed to and accepted:

CF CORPORATION

By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	Co-Executive Chairman

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